Exhibit 10.10

PITNEY BOWES INC. DIRECTORS’ STOCK PLAN
Amended and Restated Effective as of September 11, 2023

PITNEY BOWES INC. DIRECTORS’ STOCK PLAN
Amended and Restated Effective as of September 11, 2023

1.    PURPOSE AND EFFECTIVE DATE OF PLAN: This Plan shall be known as the Pitney Bowes Inc. Directors’ Stock Plan. The purpose of the Plan is to enable Pitney Bowes Inc. (the “Company”) to attract and retain persons of outstanding competence to serve as non-employee directors of the Company by paying such persons a portion of their compensation in stock of the Company pursuant to the terms of the Plan. The Plan became effective on the date the Plan was initially approved by the stockholders of the Company. The Plan may be amended from time to time and was amended and restated effective as of September 11, 2023.

2.    STOCK AVAILABLE FOR THE PLAN: Awards granted under the Plan will be settled by the issuance of shares of Common Stock, $1 par value per share, of the Company (“Common Stock”), that are drawn from the shares of Common Stock available for issuance from time to time under the Pitney Bowes Inc. 2013 Stock Plan (the “2013 Stock Plan”), previously approved by the Company’s stockholders, or a successor stockholder-approved equity compensation plan. Shares of Common Stock issued pursuant to awards of restricted stock units under the Plan shall reduce, on a one-for-one basis, both (a) the overall maximum number of shares of Common Stock available for issuance under the 2013 Stock Plan and (b) the sub-limit under the 2013 Stock Plan for the number of shares that may be issued for awards that are not options or stock appreciation rights.

3.    ELIGIBILITY FOR PARTICIPATION IN PLAN: Persons who serve as members of the board of directors of the Company (the “Board”) and who are not “employees” of the Company or its subsidiaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be considered “Eligible Directors” for purposes of the Plan. It is intended that all Eligible Directors participate in the Plan.

4.    AWARDS OF RESTRICTED STOCK UNITS:

(a) Each Eligible Director then serving as a director of the Company shall receive an annual award on the date of the first meeting of directors after each annual stockholders’ meeting of restricted stock units with respect to a number of shares of Common Stock having a Fair Market Value (as defined herein) equal to $100,000; provided, however, that an Eligible Director who joins the Board after such date shall receive a partial award of restricted stock units with respect to a number of shares of Common Stock having a Fair Market Value equal to a prorated amount determined by multiplying $100,000 by a fraction the numerator of which is the number of days remaining in the 12 month period beginning on the date following the annual stockholders’ meeting and the denominator of which is 365. Fractional shares shall not be issued to Eligible Directors. A whole number of shares shall be determined by rounding each fractional share to the next highest whole number.

(b) Each restricted stock unit granted under the Plan shall represent the right to receive one share of Common Stock on the date that is one year following the date the award is granted; provided, however, that with respect to each annual grant the Company may, in its sole discretion, provide Eligible Directors with the one-time opportunity to elect to defer the settlement of the restricted stock units until the termination of the Eligible Director’s service as a director of the Company. The terms and conditions of any such deferral election are intended to be implemented in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
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5.    DIVIDENDS; TRANSFER RESTRICTIONS; TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS:

(a) Unless the Administrator (as defined herein) determines otherwise, Eligible Directors shall have the right to receive dividend equivalents in connection with the restricted stock units granted hereunder pursuant to which the Eligible Directors shall be entitled to receive payments equivalent to dividends with respect to the number of shares subject to the corresponding award of restricted stock units, which payments, unless the Administrator determines otherwise, shall be paid to the applicable Eligible Directors in cash as and when such dividends are paid to the holders of Common Stock. Unless the Administrator determines otherwise, other than the rights to dividend equivalents, Eligible Directors shall have no voting or other rights as a stockholder with respect to the shares of Common Stock subject to and/or issuable pursuant to any awards of restricted stock units granted hereunder until such shares are actually issued to the Eligible Director (or permitted transferee) and are registered in his or her name.

(b) The restricted stock units granted hereunder may not be sold, assigned, pledged or otherwise transferred by the Eligible Director, other than by will or the laws of descent and distribution. In addition, subject to Section 5(d), the shares of Common Stock subject to any restricted stock units granted hereunder may not be sold, assigned, pledged or otherwise transferred by the Eligible Director unless and until such shares are issued to the Eligible Director free and clear of all transfer restrictions imposed by this Plan or otherwise.

(c) Notwithstanding any other provision of this Plan, the issuance or delivery of any shares hereunder may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

6.    [reserved]

7.    CHANGE OF CONTROL. For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i)there is an acquisition, in any one transaction or a series of transactions, other than from Pitney Bowes Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Pitney Bowes Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of Pitney Bowes Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of Pitney Bowes Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common

Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, as the case may be; or

(ii) during any period of 12 consecutive calendar months, individuals who, as the first day of such period constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the first day of such period, whose appointment, election, or nomination for election by Pitney Bowes’ shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors until such time (if ever) as such individual is approved by a majority of the directors then comprising the Incumbent Board; or

(iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Pitney Bowes Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the shareholders of Pitney Bowes Inc. of a complete liquidation of dissolution of Pitney Bowes Inc. or of the sale or other disposition of all or substantially all of the assets of Pitney Bowes Inc.

8.     AMENDMENT OR TERMINATION OF PLAN: The Company reserves the right to amend, modify or terminate this Plan at any time by action of its Board, provided that such action shall not adversely affect any Eligible Director’s rights under the provisions of this Plan with respect to awards which were made prior to such action.

9.    ADMINISTRATION OF PLAN: This Plan shall be administered by the Governance Committee of the Board or any successor committee having responsibility for the remuneration of the directors (hereinafter referred to as the “Administrator”). All decisions which are made by the Administrator with respect to interpretation of the terms of the Plan, or with respect to any questions or disputes arising under this Plan, shall be final and binding on the Company and on the Eligible Directors and their heirs or beneficiaries.

10.    RECAPITALIZATION: In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Board will make equitable and appropriate adjustments in the number of shares to be awarded to each Eligible Director under Section 4, in the number of shares subject to and any other affected provisions of outstanding awards of restricted stock units to prevent enlargement or diminution of the benefits intended to be granted under the Plan.
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